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                                                                    EXHIBIT 10.1

                                                                [EXECUTION COPY]


                          MASTER REPURCHASE AGREEMENT



                                                   Dated as of February 19, 1998

  Among:

  BEAR STEARNS HOME EQUITY TRUST

  and

  NOVASTAR FINANCIAL, INC.

  and

  NOVASTAR MORTGAGE, INC.


1.   Applicability

     From time to time the parties hereto may enter into transactions in which NovaStar Financial, Inc. and NovaStar Mortgage, Inc. (each a "Seller" and collectively the "Sellers") agrees to transfer to Bear Stearns Home Equity Trust ("Buyer") HELs against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to the applicable Seller such HELs at a date certain or on demand, against the transfer of funds by the Sellers. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, as the same shall be amended from time to time.

2.   Definitions

     (a) "Act of Insolvency", with respect to either Buyer or either Seller, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
(B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

     (b) "Additional Purchased HELs", HELs provided by a Seller to Buyer pursuant to Paragraph 4(a) hereof;

     (c) "Business Day", any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Maryland or the Commonwealth of Massachusetts or any day on which a bank located in the State of New York or Maryland or the Commonwealth of Massachusetts or the New York Stock Exchange is authorized or permitted to close for business.

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     (d) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage, agreed to by Buyer and the applicable Seller prior to entering into the Transaction and specified in the related Request/Confirmation, to the Repurchase Price for such Transaction as of such date;

     (e) "Custodian", the custodian named in the Custodial Agreement and any permitted successor thereto;

     (f) "Custodial Agreement", the Custody Agreement among Buyer, the Sellers and the Custodian providing for the custody of records relating to the Purchased HELs;

     (g) "FNMA", the Federal National Mortgage Association;

     (h) "HEL", a home equity loan consisting of a Note secured by a Mortgage;

     (i) "Income", with respect to any HEL at any time, any principal thereof then payable and all payments of interest or other distributions thereon or proceeds thereof;

     (j) "Loan Schedule", a schedule of HELs identifying each HEL: (1) in the case of all HELs, by Seller's loan number, Mortgagor's name and address (including the state and zip code) of the mortgaged property, whether such HEL is a first or second lien home equity loan, whether such HEL bears a fixed or adjustable interest rate, the loan-to-value ratio, the outstanding principal amount as of a specified date, the initial interest rate borne by such HEL, the original principal balance thereof, the current scheduled monthly payment of principal and interest, the maturity of the related Note, the property type, the occupancy status, the appraised value, the original term to maturity and whether or not the HEL (including the related Note) has been modified; and (2) in the case of adjustable rate HELs, the interest rate borne by such HEL on the Purchase Date, the index and applicable determination date for each adjustment period, the gross margin, the payment adjustment period (in months), date of next payment adjustment, periodic payment adjustment cap, lifetime payment adjustment cap, lifetime payment cap, interest rate adjustment, periodic interest adjustment cap and lifetime interest rate adjustment cap;

     (k) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

     (l) "Market Value", with respect to any HELs as of any date, the fair market value of such HELs on such date as determined by Buyer in its reasonable business judgment from time to time and at such times as it may elect in its sole discretion; provided, however, that a Market Value of zero shall be assigned to (i) any HEL that has been delinquent for at least ninety (90) days,
(ii) any HEL that has been subject to this Agreement for more than one hundred and eighty (180) days in aggregate or (iii) any HEL with respect to which there is a breach of a representation or warranty made by the Sellers, jointly and severally, in this Agreement or the Custodial Agreement that materially adversely affects Buyer's interests hereunder;

     (m) "Mortgage", the mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note;

     (n) "Mortgagor", the obligor on a Note;

     (o) "Note", the Note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a HEL;

     (p) "Price Differential", with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by a Seller to Buyer with respect to such Transaction);

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     (q)  "Pricing Rate", the per annum percentage rate for determination of the
Price Differential, which rate shall be specified in the related
Request/Confirmation;

     (r) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

     (s) "Purchase Date", the date with respect to each Transaction on which Purchased HELs are sold by a Seller to Buyer hereunder;

     (t) "Purchase Price", (i) on the Purchase Date, the price at which Purchased HELs are sold by a Seller to Buyer hereunder, and (ii) thereafter, such price decreased by the amount of any cash transferred by a Seller to Buyer pursuant to Paragraph 4(a) hereof;

     (u) "Purchased HELs", the HELs sold by a Seller to Buyer in a Transaction hereunder, and any HELs substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased HELs" with respect to any Transaction at any time also shall include Additional Purchased HELs delivered pursuant to Paragraph 4(a);

     (v) "Replacement HELs", the meaning specified in Paragraph 11(e)(ii) hereof;

     (w) "Repurchase Date", the date on which the Sellers are to repurchase the Purchased HELs from Buyer, including any date determined by application of the provisions of Paragraphs 3(e) or 11 hereof;

     (x) "Repurchase Price", the price at which Purchased HELs are to be resold by Buyer to the Sellers upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

     (y) "Request/Confirmation", the request and confirmation substantially in the form of Exhibit A hereto delivered pursuant to Paragraph 3 hereof.

3.   Initiation; Request/Confirmation; Termination; Transactions Optional

     (a) Any agreement to enter into a Transaction shall be made in writing at the initiation of a Seller. In the event that a Seller desires to enter into a Transaction hereunder, the Seller shall deliver to Buyer prior to 5:00 p.m., New York City time, on the Business Day prior to the proposed Purchase Date, a Request/Confirmation complete in every respect.

     (b) The Request/Confirmation shall describe the Purchased HELs in a manner reasonably satisfactory to Buyer (which may be by attaching a Loan Schedule thereto), identify Buyer and the Seller and set forth (i) the Purchase Date,
(ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction mutually agreeable to Buyer and a Seller.

     (c) Each Request/Confirmation shall be binding upon the parties hereto (jointly and severally in the case of the Sellers) unless written notice of objection is given by the objecting party to the other party by the close of business on the Business Day following the date on which Buyer has delivered the completed Request/Confirmation to a Seller.

     (d) In the event of any conflict between the terms of a Request/Confirmation and this Agreement, such Request/Confirmation shall prevail.

     (e) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or the applicable Seller, no later than such time as is customary in accordance with market practice, by telephone or

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otherwise on or prior to the Business Day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by resale by Buyer to a Seller or its agent of the Purchased HELs and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, the Sellers hereunder) against the transfer of the Repurchase Price to an account of Buyer.

     (f) The adjustment mechanism and the index for any adjustable rate HEL must be reasonably satisfactory to Buyer.

     (g) Notwithstanding any provision of this Agreement or the Custodial Agreement to the contrary, the initiation of each Transaction is subject to the approval of Buyer in its sole discretion. Buyer may, in its sole discretion, reject any HEL from inclusion in a Transaction hereunder for any reason.

4.   Margin Maintenance

     (a) If at any time the aggregate Market Value of all Purchased HELs subject to all Transactions hereunder is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to a Seller require the Sellers in such Transactions, at Seller's option, to transfer to Buyer cash or additional HELs reasonably acceptable to Buyer ("Additional Purchased HELs"), so that the cash and aggregate Market Value of the Purchased HELs, including any such Additional Purchased HELs, will thereupon equal or exceed such aggregate Buyer's Margin Amount.

     (b) If the notice to be given by Buyer to a Seller under subparagraph (a) above is given at or prior to 10:00 a.m. New York City time on a Business Day, the Sellers shall transfer cash or Additional Purchased HELs to Buyer prior to the close of business in New York City on the date of such notice, and if such notice is given after 10:00 a.m. New York City time, the Sellers shall transfer cash or Additional Purchased HELs prior to the close of business in New York City on the Business Day following the date of such notice.

     (c) Any cash transferred pursuant to this Paragraph shall be held by Buyer as though it were Additional Purchased HELs and, unless Buyer shall otherwise consent, shall not reduce the Repurchase Price of the related Transaction.

5.   Income Payments

     Where a particular Transaction's term extends over an Income payment date on the HELs subject to that Transaction, all payments and distributions, whether in cash or in kind, made on or with resect to the Purchased HELs shall, unless otherwise mutually agreed by Buyer and a Seller and so long as an Event of Default on the part of either Seller shall not have occurred and be continuing, be paid directly to the related Seller by the related Mortgagor. Buyer shall not be required to permit the related Mortgagor to make payments directly to the related Seller, whether or not an Event of Default on the part of either Seller shall have occurred and be continuing, if the result of such transfer would be the creation of a Margin Deficit, unless prior thereto or simultaneously therewith the Sellers transfer to Buyer, at the Seller's option, cash or Additional Purchased HELs sufficient to eliminate such Margin Deficit.

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6.   Security Interest

     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, the Sellers, jointly and severally, shall be deemed to have pledged to Buyer as security for the performance by the Sellers of their obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased HELs with respect to all Transactions hereunder and all proceeds thereof. The Sellers shall be liable, jointly and severally, for the payment of all reasonable fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording assignments of mortgage as and when required by Buyer in its sole discretion.

7.   Payment and Transfer

     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All HELs transferred by one party hereto to the other party shall be transferred by notice to the Custodian to the effect that the Custodian is now holding for the benefit of the transferee the related documents and assignment forms delivered to it under the Custodial Agreement.

8.   Segregation of Documents Relating to Purchased HELs

     All documents relating to Purchased HELs in the possession of a Seller shall be segregated from other documents and securities in its possession and shall be identified as being subject to this Agreement. Ownership of all Purchased HELs shall pass to Buyer and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased HELs or otherwise pledging or hypothecating the Purchased HELs, but no such transaction shall relieve Buyer of its obligations to resell and transfer Purchased HELs to the Sellers pursuant to the terms hereof.

9.   Substitution

     A Seller may, subject to agreement with and acceptance by Buyer, substitute other HELs for any Purchased HELs. Such substitution shall be made by transfer to Buyer of such other HELs and transfer to the related Seller of such Purchased HELs. After substitution, the substituted HELs shall be deemed to be Purchased HELs.

10.  Representations, Warranties and Covenants

     (a) Buyer and each Seller (jointly and severally, in the case of the Sellers) represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, to the others that:

          (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

          (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

          (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal);

          (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect; and

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          (v)    the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

     (b) The Sellers, jointly and severally, represent and warrant to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

          (i) The documents delivered by a Seller to Buyer (or the Custodian for the benefit of Buyer) pursuant to this Agreement are either original documents or genuine and true copies thereof;

          (ii) Each Seller is a separate and independent corporate entity from the Custodian, neither Seller owns a controlling interest in the Custodian either directly or through affiliates and no director or officer of either Seller is also a director or officer of the Custodian;

          (iii) None of the Purchase Price for any HEL will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and neither Seller has taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

          (iv) Each HEL was underwritten in accordance with the written underwriting standards of the Sellers furnished by the Sellers to Buyer, and no change to such underwriting standards has occurred since the date that the last written revision to such standards was furnished to Buyer by a Seller;

          (v) The applicable Seller shall be at the time it transfers to Buyer any HELs for any Transaction the legal and beneficial owner of such HELs, free of any lien, security interest, option or encumbrance; and

          (vi) Neither Seller used selection procedures that identified the HELs relating to a Transaction as being less desirable or valuable than other comparable assets in a Seller's portfolio on the related Purchase Date.

     (c) The Sellers, jointly and severally, make the representations and warranties set forth at Exhibit B with respect to the HELs as of the related Purchase Date.

     (d) The Sellers, jointly and severally, covenant with Buyer, from and after the date hereof, as follows:

          (i) The Sellers shall immediately notify Buyer if an Event of Default shall have occurred;

          (ii) The Sellers shall deliver to Buyer a current Loan Schedule with respect to all HELs subject to this Agreement with such frequency as Buyer may reasonably require but in no event less frequently than monthly;

          (iii) No HEL shall be subject to this Agreement for more than one hundred and eighty (180) days in aggregate; and

          (iv) The Sellers shall, upon request of Buyer, notify Buyer of any changes in, or termination of, any credit facility of a Seller.

11.  Events of Default; Event of Termination

     (a) The following events shall constitute events of default (each an "Event of Default") hereunder with respect to Buyer or the Sellers, as applicable:

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          (i)    The Sellers fail to repurchase or Buyer fails to transfer
     Purchased HELs upon the applicable Repurchase Date pursuant to the terms hereof;

          (ii) The Sellers fail or Buyer fails, after one (1) Business Day's notice, to comply with Paragraph 4 hereof;

          (iii) An Act of Insolvency occurs with respect to a Seller or Buyer or any controlling entity thereof;

          (iv) Any representation or warranty made by a Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; provided, however, that in the case of representations and warranties made with respect to the Purchased HELs, such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Purchased HELs without taking into account the Purchased HELs with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing;

          (v) Any covenant of a Seller or Buyer shall have been breached in any material respect; provided, however, that in the case of covenants made with respect to the Purchased HELs, such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Purchased HELs without taking into account the Purchased HELs with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing;

          (vi) Buyer shall have reasonably determined that a Seller is or will be unable to meet its commitments under this Agreement, shall have notified a Seller of such determination and such Seller shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within one (1) Business Day;

          (vii) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased HELs purported to be covered hereby;

          (viii) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against a Seller, and the same remains undischarged for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

          (ix) Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which a Seller is bound or affected shall occur and be continuing;

          (x) In the judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of a Seller;

          (xi) Seller shall be in default with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default could materially adversely affect the financial condition of a Seller (which covenants include, but are not limited to, an Act of Insolvency of a Seller or the failure of a Seller to make required payments under such contract or agreement as they become due);

          (xii) The Sellers shall fail to promptly notify Buyer, upon the request of Buyer, of (i) the acceleration of any debt obligation of a Seller; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any material adverse developments with respect to pending or future litigation involving a Seller; and (iv) any other developments which might materially and adversely affect the financial condition of a Seller; or

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          (xiii) A Seller shall have failed to comply in any material respect with its obligations under the Custodial Agreement.

     (b) If an Event of Default shall have occurred and be continuing, then, at the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

     (c) In all Transactions in which the defaulting party is a Seller, if Buyer exercises or is deemed to have exercised the option referred to in subparagraph (b) of this Paragraph, (i) the Seller's obligations hereunder to repurchase all Purchased HELs in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction and the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (b) of this Paragraph (decreased as of any day by (A) any amounts retained by Buyer with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased HELs pursuant to subparagraph (e)(i) of this Paragraph, and (C) any amounts credited to the account of a Seller pursuant to subparagraph (f) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be payable to and retained by Buyer and applied to the aggregate unpaid Repurchase Prices owed by the Sellers, and (iv) the Sellers shall immediately deliver or cause the Custodian to deliver to Buyer any documents relating to Purchased HELs subject to such Transactions then in a Seller's possession or the possession of the Custodian, as applicable.

     (d) In all Transactions in which the defaulting party is Buyer, upon tender by a Seller of payment of the aggregate Repurchase Prices for all such Transactions, Buyer's right, title and interest in all Purchased HELs subject to such Transactions shall be deemed transferred to the related Seller, and Buyer shall deliver or cause the Custodian to deliver all documents relating to such Purchased HELs to such Seller.

     (e) After one (1) Business Day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (b) of this Paragraph or the notice referred to in clause (ii) of the first sentence of subparagraph (a) of this Paragraph), the nondefaulting party may:

          (i)    as to Transactions in which the defaulting party is a Seller,
     (A) immediately sell on a servicing released or servicing retained basis as Buyer deems desirable, in a recognized market at such price or prices as Buyer may in its sole discretion deem satisfactory, any or all Purchased HELs subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by a Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased HELs, to give the Sellers credit for such Purchased HELs in an amount equal to the Market Value therefor on such date against the aggregate unpaid Repurchase Prices and any other amounts owing by the Sellers hereunder; and

          (ii) as to Transactions in which the defaulting party is Buyer, (A) purchase home equity loans ("Replacement HELs") having substantially the same outstanding principal amount, maturity and interest rate as any Purchased HELs that are not transferred by Buyer to a Seller as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement HELs, to be deemed to have purchased Replacement HELs at the price therefor on such date, calculated as the average of the prices obtained from three (3) nationally recognized registered broker/dealers that buy and sell comparable home equity loans in the secondary market.

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     (f)  As to Transactions in which the defaulting party is Buyer, Buyer shall be liable to the related Seller (i) with respect to Purchased HELs (other than Additional Purchased HELs), for any excess of the price paid (or deemed paid) by the Seller for Replacement HELs therefor over the Repurchase Price for such Purchased HELs and (ii) with respect to Additional Purchased HELs, for the price paid (or deemed paid) by a Seller for the Replacement HELs therefor. In addition, Buyer shall be liable to the related Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement HELs from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.

     (g) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by a Seller of its option under subparagraph (b) of this Paragraph.

     (h) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate. Expenses incurred in connection with an Event of Default shall include without limitation those costs and expenses incurred by the nondefaulting party as a result of the early termination of any repurchase agreement or reverse repurchase agreement entered into by the nondefaulting party in connection with the Transaction then in default (such costs and expenses sometimes referred to as a "breakage fee").

     (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

     (j) At the option of Buyer, exercised by written notice to a Seller, the Repurchase Date for any or all Transactions shall be deemed to immediately occur in the event that the senior debt obligations or short-term debt obligations of Bear Stearns & Co. Inc. shall be rated below the four highest generic grades (without regard to any pluses or minuses reflecting gradations within such generic grades) by any nationally recognized statistical rating organization.

     (k) The exercise by any party of remedies after the occurrence of an Event of Default shall be conducted in a commercially reasonable manner.

12.  Servicing of the Purchased HELs

     (a) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the Purchased HELs contemplated hereby, the Sellers shall service, or cause to be serviced, the Purchased HELs for the benefit of Buyer and, if Buyer shall exercise its rights to sell the Purchased HELs pursuant to this Agreement prior to the related Repurchase Date, Buyer's assigns; provided, however, that the obligation of the Sellers to service, or cause to be serviced, Purchased HELs for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

     (b) The Sellers shall service, or cause to be serviced, the Purchased HELs and shall have full power and authority, acting alone, to do any and all things in connection with such servicing which a Seller may deem necessary or desirable and consistent with the terms of this Agreement, and shall retain all principal prepayments and Income received by a Seller with respect to such Purchased HELs pursuant to the terms hereof. The Sellers, in servicing, or causing to be serviced, the Purchased HELs, shall employ procedures (including collection procedures) and exercise the same care each customarily employs and exercises in servicing and administering home equity loans for its own account, in accordance with accepted home equity loan servicing practices of prudent lending institutions and giving due consideration to Buyer's reliance on the Sellers. The Sellers will provide Buyer on a monthly basis with a monthly report conforming to generally acceptable industry standards with respect to all Purchased HELs then involved in any Transaction hereunder.

     (c) Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to either Seller, (i) sell the HELs on a servicing released basis or (ii) terminate either Seller as the servicer of the Purchased HELs with or without cause.

13.  Single Agreement

     Buyer and the Sellers acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Buyer and each Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

14.  Notices and Other Communications

     Except as otherwise expressly provided herein, all such notices or communications shall be in writing (including, without limitation, telegraphic, facsimile or telex communication) or confirmed in writing and such notices and other communications shall, when mailed, telegraphed, communicated by facsimile transmission or telexed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as follows:

     if to NovaStar Financial, Inc.:

          NovaStar Financial, Inc.
          1901 West 47th Place
          Suite 105
          Westwood, Kansas 66205
          Attention:  Rodney Schwatken
          Telephone:  (913) 362-1090
          Telecopy:   (913) 362-1011


     if to NovaStar Mortgage, Inc.:

          NovaStar Mortgage, Inc.
          1901 West 47th Place
          Suite 105
          Westwood, Kansas 66205
          Attention:  Rodney Schwatken
          Telephone:  (913) 362-1090
          Telecopy:   (913) 362-1011

     if to Buyer:

          Bear Stearns Home Equity Trust
          c/o Bear Stearns Mortgage Capital Corporation
          245 Park Avenue
          New York, New York  10167

          Attention:  John M. Garzone
          Telephone:  (212) 272-3853
          Telecopy:   (212) 272-2053

provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission, and provided further, however, that all financial statements delivered shall be hand-delivered or sent by first-class mail. Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the Business Day following receipt thereof.

15.  Payment of Expenses

     The Sellers shall be liable, jointly and severally, for the payment within three (3) Business Days after demand therefor of all reasonable fees and expenses (including, without limitation, the reasonable fees and expenses for legal services of any kind whatsoever) incurred by Buyer or the Custodian in connection with this Agreement and the Custodial Agreement and the transactions contemplated hereby and thereby, whether or not any Transactions are entered into hereunder, including, by way of illustration and not by way of limitation, the reasonable fees and expenses incurred in connection with (i) the preparation, reproduction and distribution of this Agreement and the Custodial Agreement and any opinions of counsel, certificates of officers or other documents contemplated by the aforementioned agreements and (ii) any Transaction under this Agreement; provided, however, that the Sellers shall not be required to pay the fees and expenses of Buyer's counsel in excess of $15,000; and provided further, however, that the Sellers shall not be required to pay the fees and expenses of Buyer incurred as a result of Buyer's default under this Agreement. The joint and several obligation of the Sellers to pay such fees and expenses incurred prior to or in connection with the termination of this Agreement shall survive the termination of this Agreement.

16.  Opinions of Counsel

     Each Seller shall, on the Purchase Date of the first Transaction hereunder and, upon the request of Buyer, on the Purchase Date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the HELs from Buyer in a repurchase transaction, a favorable opinion of counsel with respect to the matters set forth in Exhibit C hereto, in form and substance acceptable to Buyer and its counsel.

17.  Further Assurances; Additional Information

     (a) Each Seller and Buyer shall promptly provide such further assurances or agreements as the other party may request in order to effect the purposes of this Agreement.

     (b) At any reasonable time, each Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in its possession pertaining to each Purchased HEL that is the subject of any Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

     (c) Each Seller agrees to provide Buyer or its agents, from time to time, with such information concerning the Sellers of a financial or operational nature as Buyer may reasonably request.

     (d) The Sellers shall provide Buyer or its agents with copies of all filings made by or on behalf of either Seller or any entity that controls a Seller with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

     (e) Each Seller agrees that information obtained by Buyer in connection with repurchase transactions entered into pursuant to this Repurchase Agreement may be provided to those employees, agents and representatives of Buyer or any of its affiliates who need to know such information for the purpose of rendering services to such Seller as contemplated under this Repurchase Agreement or in connection with any other services which may be provided by Buyer or its affiliates to such Seller.

18.  Buyer as Attorney-in-Fact

     Buyer is hereby appointed the attorney-in-fact of the Sellers for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Buyer may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of either Seller representing any payment on account of the principal of or interest on any of the Purchased HELs and to give full discharge for the same.

19.  Appointment of Agent

     Buyer hereby appoints Bear Stearns Mortgage Capital Corporation as its agent for purposes of receiving and reviewing Requests/Confirmations, determining Market Value, exercising Buyer's rights under any margin maintenance provision of this Agreement and such other purposes as Buyer may direct. The appointment of such agent shall not relieve Buyer of its obligations hereunder.

20.  Joint and Several Liability of Sellers

     The Sellers agree to be jointly and severally liable for the obligations of either Seller hereunder and all representations, warranties, covenants and agreements made by or on behalf of either or both Sellers in the Agreement or in any exhibit hereto or any document, instrument or certificate delivered pursuant hereto shall be deemed to have been made by each Seller, jointly and severally. The Sellers further agree that, notwithstanding any right of Buyer to investigate fully the affairs of the Sellers and notwithstanding any knowledge of facts determined or determinable by Buyer, Buyer has the right to rely fully on the representations, warranties, covenants and agreements of either or both Sellers contained in the Agreement and upon the accuracy of any document, instrument, certificate or exhibit given or delivered hereunder. The joint and several obligation of each Seller hereunder is absolute, unconditional, irrevocable, present and continuing and, with respect to any payment to be made to Buyer, is a guaranty of payment (and not of collectability) and is in no way conditional or contingent upon the continued existence of the other Seller and is not and will not be subject to any setoffs. Any notice or other communication provided to one Seller pursuant hereto shall be deemed to have been given to both Sellers and failure to be sent any notice or communication contemplated hereby shall not relieve a Seller from its joint and several liability for the obligations of the other Seller hereunder.

21.  Wire Instructions

     (a) Any amounts to be transferred by Buyer to a Seller hereunder shall be sent by wire transfer in immediately available funds to the account of such Seller at:

          First Union National Bank
          Acct.:  Novastar Financial
          Acct. No.:  2000001096972
          ABA No.:  053-000-219
          Ref.:  Rodney Schwatken

     (b) Any amounts to be transferred by the Sellers to Buyer hereunder shall be sent by wire transfer in immediately available funds to the account of Buyer at:

          FNB Chicago
          Acct.:  Bear Stearns MBS
          Acct. No.:  5801230
          ABA No.:  071-000-013
          Ref.:  John Garzone

     (c) Amounts received after 3:00 p.m., New York City time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

22.  Entire Agreement; Severability

     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

23.  Non-assignability; Termination

     (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     (b) This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring three hundred and sixty-four (364) days after the date as of which this Agreement is entered into; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer and the Sellers; and provided further, however, that no such party shall be obligated to agree to such an extension.

24.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

25.  Governing Law

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

26.  No Waivers, Etc.

     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

27.  Use of Employee Plan Assets

     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if each Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, the Sellers shall be deemed (i) to represent to Buyer, jointly and severally, that since the date of a Seller's latest such financial statements, there has been no material adverse change in a Seller's financial condition which the Sellers have not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller hereunder.

28.  Intent

     (a) The parties intend and acknowledge that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of HELs subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     (b) It is understood that either party's right to liquidate HELs delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

29.  Limited Role of Trustee; Successor Trustee

     (a) The execution and delivery of this Agreement by the undersigned Trustee is solely and strictly in its capacity as Trustee under that certain Trust Agreement dated as of March 29, 1996, as amended (the "Trust Agreement"), by and between State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee") and Bear Stearns Mortgage Capital Corporation, as Depositor (the "Depositor"), and not individually, and has been undertaken at the direction of the Depositor pursuant to the terms of the Trust Agreement. It is hereby expressly acknowledged that any obligations, liabilities, covenants, duties, representations and warranties hereunder are those of the Buyer only and not of the Trustee. There shall be no individual or corporate liability against or on the part of the Trustee (or any of its officers, directors or employees) under this Agreement, and there shall be no recourse against the Trustee in its individual or corporate capacity (or any of its directors, officers or employees) or against any of its properties or assets, for recovery of or as a result of any claim, debt, liability or obligation (whether of payment or performance) of or against the Buyer under or pursuant to this Agreement (whether arising out of or relating to any covenant, agreement, representation or warranty, or otherwise). Recourse against the Buyer for any claims, liabilities, debts or obligations under this Agreement is limited to the assets and properties of the trust established by the Trust Agreement.

     (b) With regard to Section 22(a) hereof, NovaStar Financial, Inc. hereby acknowledges and consents that any and all rights and remedies of the Buyer under this Agreement shall automatically transfer to and vest in any successor trustee under the Trust Agreement in the event of the removal or resignation of the Trustee as trustee thereunder.

30.  Disclosure Relating to Certain Federal Protections

     The parties acknowledge that they have been advised that:

          (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

          (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

          (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

BEAR STEARNS HOME               NOVASTAR FINANCIAL,    NOVASTAR MORTGAGE
  EQUITY TRUST                    INC.                   INC.
By:  State Street Bank
        and Trust Company
        of California, N.A.,
        as Trustee

By_________________             By_________________    By_________________
Title______________             Title______________    Title______________
Date_______________             Date_______________    Date_______________

                                                            EXHIBIT A



                                 REQUEST/CONFIRMATION

TO:  [NovaStar Financial, Inc.]  [NovaStar Mortgage, Inc.]
     1901 West 47th Place
     Suite 105
     Westwood, Kansas 66205
     Attention:  Rodney Schwatken

FROM:  Bear Stearns Home Equity Trust

RE: Request/Confirmation under Master Repurchase Agreement, dated as of February 19, 1998, among Bear Stearns Home Equity Trust, NovaStar Financial, Inc. and NovaStar Mortgage, Inc.

Bear Stearns Home Equity Trust ("Buyer") is pleased to confirm your sale and its purchase of the HELs described below and listed on the attached Loan Schedule pursuant to the above-referenced Master Repurchase Agreement under the following terms and conditions:

                                     Additional  Aggregate

ORIG. PRINCIPAL AMOUNT OF HELS:      ________     ________

CURRENT PRINCIPAL AMOUNT OF HELS:    ________     ________

PURCHASE DATE:                       ________     ________

REPURCHASE DATE:                     ________     ________

PURCHASE PRICE:                      ________     ________

PRICING RATE:                        ________     ________
(OR REPURCHASE PRICE)

MARGIN PERCENTAGE:                   ________     ________

PRICE DIFFERENTIAL DUE DATE:         ________     ________

The Master Repurchase Agreement is incorporated by reference into this Request/Confirmation and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Repurchase Agreement.

                         BEAR STEARNS HOME EQUITY TRUST

                         By: Bear Stearns Mortgage Capital
                              Corporation, as agent

                         BY: _______________________________
                         NAME: _____________________________
                         TITLE: ____________________________

                                                                       EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES
                         RELATING TO THE PURCHASED HELS



     (i) The information with respect to each HEL set forth in the related Loan
Schedule is true and correct in all material respects;

     (ii) All documentation required to be delivered to the Custodian under the Custodial Agreement has been so delivered;

     (iii) Each Purchased HEL is a Mortgage;

     (iv) Each mortgaged property is improved by a single (one-to-four) family residential dwelling;

     (v) No more than 15% by original principal balance of the Purchased HELs had loan-to-value ratios in excess of 85%;

     (vi) Each Purchased HEL is being serviced, or is caused to be serviced, by a Seller in accordance with the terms of this Agreement;

     (vii) The Note related to each Purchased HEL bears a fixed or adjustable interest rate;

     (viii) Each Mortgage is a valid and subsisting first or second lien of record (or is in the process of being recorded) on the mortgaged property, subject in the case of any second-lien HEL only to a single senior lien on such mortgaged property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title with respect to the related HEL, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

     (ix) Immediately prior to the transfer and assignment of the HELs by a Seller to Buyer as contemplated by this Agreement, such Seller held good and indefeasible title to, and was the sole owner of, each HEL (including the related Note) conveyed by a Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (viii) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer of the Purchased HELs as contemplated in this Agreement, Buyer will be the sole owner of each Purchased HEL subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (viii) or other liens which will be released simultaneously with such transfer;

     (x) No Purchased HEL is ninety (90) days or more delinquent;

     (xi) There is no delinquent tax or assessment lien on any mortgaged property, and each mortgaged property is free of substantial damage and is in good repair;

     (xii) There is no valid and enforceable offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note;

     (xiii) There is no mechanics' lien or claim for work, labor or material affecting any mortgaged property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

  (xiii) Each Purchased HEL at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act (including the Riegle Community Development Act of 1994) and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

  (xiv) With respect to each Purchased HEL either (a) an attorney's opinion of title has been obtained but no title policy has been obtained or (b) a lender's title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related mortgaged property is situated, in an amount at least equal to the original balance of such Purchased HEL together, in the case of a second-lien HEL, with the then-original principal amount of the mortgage note relating to the senior lien, insuring the mortgagee's interest under the related HEL as the holder of a valid first or second mortgage lien of record on the real mortgaged property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (viii) above, was effective on the date of the origination of such HEL, and such policy is valid and thereafter such policy shall continue in full force and effect;

  (xv) The improvements upon each mortgaged property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to a Seller that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Purchased HEL (together, in the case of a second-lien HEL, with the outstanding principal balance of the senior lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the mortgaged property;

  (xvi) If any mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such mortgaged property with a carrier generally acceptable to a Seller in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Purchased HEL (together, in the case of a second-lien HEL, with the outstanding principal balance of the senior lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

  (xvii) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Purchased HEL had full legal capacity to execute all documents relating to such HEL and convey the estate therein purported to be conveyed;

  (xviii) A Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of Buyer in any insurance policies applicable to any Purchased HELs transferred by a Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of Buyer;

  (xix) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from a Seller;

  (xx) The terms of each Note and each Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded, if necessary, to protect the interest of Buyer and which has been delivered to the Custodian. The substance of any such alteration or modification is reflected on the related Loan Schedule;

  (xxi) The proceeds of each Purchased HEL have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder; any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making or closing or recording such HELs were paid;

  (xxii) The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

  (xxiii) No Purchased HEL has a shared appreciation feature, or other contingent interest feature;

  (xxiv) Each mortgaged property is located in the state identified in the respective Loan Schedule and consists of one or more parcels of real mortgaged property with a residential dwelling erected thereon;

  (xxv) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Purchased HEL in the event the related mortgaged property is sold without the prior consent of the mortgagee thereunder;

  (xxvi) Any advances made after the date of origination of a Purchased HEL have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate or an adjustable rate and single repayment term reflected on the respective Loan Schedule; the consolidated principal amount does not exceed the original principal amount of the related Purchased HEL; and no Note permits or obligates a Seller to make future advances to the related Mortgagor at the option of the Mortgagor;

  (xxvii) There is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property, nor is such a proceeding currently occurring, and each mortgaged property is not damaged in any material respect by waste, fire, water, flood, earthquake or earth movement;

  (xxviii) All of the improvements which were included for the purposes of determining the appraised value of any mortgaged property lie wholly within the boundaries and building restriction lines of such mortgaged property, and no improvements on adjoining properties encroach upon such mortgaged property, and are stated in the title insurance policy and affirmatively insured;

  (xxix) No improvement located on or being part of any mortgaged property is in violation in any material respect of any applicable zoning law or regulation; and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such mortgaged property is lawfully occupied under the applicable law;

  (xxx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the owner of the Purchased HEL to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

  (xxxi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related mortgaged property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the related mortgaged property at a trustee's sale or the right to foreclose the related Mortgage;

  (xxxii) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and a Seller has not waived any default, breach, violation or event of acceleration;

  (xxxiii) No instrument of release or waiver has been executed in connection with any Purchased HEL, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Custodian;

  (xxxiv) The maturity date of each second lien Purchased HEL is at least twelve months prior to the maturity date of the related first home equity loan if such first home equity loan provides for a balloon payment;

  (xxxv) Each Purchased HEL was originated based upon a full appraisal, which included an interior inspection of the subject mortgaged property;

  (xxxvi) No more than 10% of the aggregate original outstanding principal balance of the Purchased HELs is secured by mortgaged properties that are non-owner occupied mortgaged properties (i.e., investor-owned and vacation);

  (xxxvii) There do not exist any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any mortgaged property;

  (xxxviii) The related Seller was properly licensed or otherwise authorized, to the extent required by applicable law, to originate or purchase each Purchased HEL; and the consummation of the transactions herein contemplated, including, without limitation, the ownership of the Purchased HELs by Buyer, will not result in the violation of any such law;

  (xxxix) A Seller has not received a notice of default of any first-lien HEL secured by any mortgaged property which has not been cured by a party other than a Seller;

  (xl) No Purchased HEL is subject to a temporary rate reduction pursuant to a buydown program; and

  (xli) The interest rate on each Purchased HEL is calculated on the basis of a year of 360 days with twelve 30-day months.

                                                                       EXHIBIT C

                       OPINION OF COUNSEL TO THE SELLERs

                       (Opinion given as to each Seller)


     1. Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of __________ and has power and authority to enter into and perform its obligations under this Agreement and the Custodial Agreement. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller and its subsidiaries, considered as a whole.

     2. This Agreement and the Custodial Agreement have each been duly authorized, executed and delivered by Seller, and each constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

     3. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Seller for the consummation of the transactions contemplated by this Agreement or the Custodial Agreement.

     4. The consummation of any of the transactions contemplated by this Agreement and the Custodial Agreement will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of Seller or the terms of any indenture or other agreement or instrument known to us to which Seller is party or bound, or any order known to such counsel to be applicable to Seller or any regulations applicable to Seller, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

     5. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transaction contemplated by this Agreement or the Custodial Agreement which, if adversely determined, would have a material adverse effect on Buyer.

     6. Seller is duly registered as a finance company in each state in which HELs were originated, to the extent such registration is required by applicable law.

     7. Each HEL will have been endorsed in a manner which satisfies any requirement of endorsement in order to transfer all right, title and interest in and to that HEL from Seller to Buyer. Each assignment of Mortgage related to each such HEL is in recordable form and is sufficient under applicable law to validly and effectively transfer all right, title and interest of Seller to Buyer. This Agreement together with (a) the delivery of such related HELs to Custodian, (b) the endorsement of such HELs to Buyer and (c) the delivery of the assignments of Mortgages related to the HELs to the Custodian in recordable form assigning such Mortgages to Buyer, creates a valid, perfected security interest in such HELs in favor of Buyer. Such security interest will have the same priority and will be subject to the same security interests and liens as apply to such HELs in the hands of Seller.

                                      C-1